UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2014 (April 23, 2014)

RYMAN HOSPITALITY PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13079	73-0664379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Gaylord Drive Nashville, Tennessee	37214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 316-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.

Ryman Hospitality Properties, Inc. (the “Company”) has repurchased in private transactions $56,340,000 principal amount of its 3.75% convertible senior notes due 2014, which will be cancelled, and is processing the settlement of $15,300,000 in aggregate principal amount of the convertible notes that were converted by holders. After these transactions, $232,423,000 in principal amount of the notes will remain outstanding. The repurchases were made for aggregate consideration of $120,201,013, funded by draws under the Company’s revolving credit facility and cash on hand. In connection with the repurchase of notes, the Company proportionately adjusted the number of options underlying the bond hedge transaction related to the convertible notes. In addition, the number of warrants outstanding will be reduced to approximately 11.8 million. In consideration for these adjustments, the counterparties to the call spread transactions paid the Company $9,228,513.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYMAN HOSPITALITY PROPERTIES, INC.
Date: April 24, 2014
	By:	/s/ Mark Fioravanti
		Name:	Mark Fioravanti
		Title:	Executive Vice President, Chief Financial Officer